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                                                                     EXHIBIT 14


                    DESCRIPTION OF THE CLASS A CERTIFICATES

GENERAL

    The Series 1998-1 Certificates will be issued pursuant to the Pooling Agreement, and a series supplement thereto (the "Series 1998-1 Supplement") relating to the Series 1998-1 Certificates, among the Transferor, the Servicer and the Trustee. The Trustee will provide a copy of the Pooling Agreement (without exhibits or schedules), including the Series 1998-1 Supplement, to Series 1998-1 Certificateholders upon written request. The following summary describes the material terms applicable to the Series 1998-1 Certificates and is qualified in its entirety by reference to the Pooling Agreement and the Series 1998-1 Supplement.

    The Series 1998-1 Certificates will initially be represented by one or more certificates registered in the name of the nominee of The Depository Trust Company ("DTC") (together with any successor depository selected by the Transferor, the "Depository"), except as set forth in the Prospectus under "Description of the Certificates--Definitive Certificates". The Series 1998-1 Certificates will be available for purchase in minimum denominations of $1,000 and in integral multiples thereof in book-entry form. The Transferor has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). See "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates" in the Prospectus.

    Cede, as nominee for DTC, will hold the global certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. For additional information regarding clearance and settlement procedures for the Class A Certificates, see Annex II hereto.

    The Series 1998-1 Certificates will evidence undivided interests in the Trust Assets allocated to the Series 1998-1 Certificateholders' Interest, representing the right to receive from such Trust Assets funds up to (but not in excess of) the amounts required to make payments of interest and principal with respect thereto.

INTEREST

    Interest will accrue on the unpaid principal amount of the Class A Certificates during each Interest Period at the Class A Certificate Rate. Except as otherwise provided herein, interest will be distributed to the Class A Certificateholders monthly on each Distribution Date commencing September 25, 1998 and on each Distribution Date thereafter in an amount equal to the product of the Class A Certificate Rate and the outstanding principal balance of the Class A Certificates as of the close of business on the last day of the preceding Monthly Period. Interest on the Class A Certificates will be calculated on the basis of a 360-day year of twelve 30-day months, but for purposes of calculating the interest payable with respect to the first Interest Period, interest will accrue from and include the Closing Date to and including September 24, 1998 (assuming that the month of August has 30 days).

    Collections of Finance Charge Receivables and certain other amounts allocable to the Series 1998-1 Certificateholders' Interest will be used to make interest payments to Series 1998-1 Certificateholders on each Distribution Date.

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    "Interest Period" means, with respect to any Distribution Date, a period from and including the preceding Distribution Date to but excluding such Distribution Date; PROVIDED, HOWEVER, that the initial Interest Period will commence on the Closing Date.

PRINCIPAL

    During the Revolving Period (which begins on the Closing Date and ends on the day before either the Accumulation Period or the Early Amortization Period begins), no principal payments will be made to the Class A Certificateholders. On each Distribution Date during the Revolving Period, Collections of Principal Receivables allocable to the Series 1998-1 Certificateholders' Interest, subject to certain limitations, including the allocation of any Reallocated Class B Principal Collections with respect to the related Monthly Period to pay the Class A Required Amount, may be treated as Shared Principal Collections or paid to the Transferor; PROVIDED, that certain available Collections of Principal Receivables allocable to the Series 1998-1 Certificateholders' Interest may be applied to reduce the Class B Invested Amount if each Rating Agency shall have confirmed that such reduction would not result in a Ratings Effect.

    On each Distribution Date during the Accumulation Period, principal in an amount equal to Class A Principal and not to exceed the Class A Controlled Deposit Amount will be deposited in the Principal Funding Account for distribution to Class A Certificateholders on the Class A Expected Final Payment Date. During the Early Amortization Period, an amount equal to Class A Principal will be paid monthly on each Special Payment Date to the Class A Certificateholders until the Class A Invested Amount is paid in full. If an Early Amortization Event occurs during the Accumulation Period, the amount in the Principal Funding Account will be paid to the Class A Certificateholders on the first Special Payment Date. See "-- Early Amortization Events" for a discussion of events which might lead to the commencement of an Early Amortization Period. See "--Application of Collections" for a discussion of the method by which Collections of Principal Receivables are allocated during either an Accumulation Period or an Early Amortization Period. On each Distribution Date during the Amortization Period on and after the Distribution Date on which the Class A Invested Amount is paid in full, the Class B Certificateholders shall be entitled to receive the Class B Principal.

POSTPONEMENT OF ACCUMULATION PERIOD

    Upon written notice to the Trustee, and subject to certain conditions, the Servicer may elect to postpone the commencement of the Accumulation Period, thereby extending the length of the Revolving Period. The Servicer may make such election only if the Accumulation Period Length (determined as described below) is less than 12 months. On each Determination Date on and after the March 2002 Determination Date but prior to the commencement of the Accumulation Period, the Servicer will determine the "Accumulation Period Length," which is the number of months expected to be required to fully fund the Principal Funding Account in an amount sufficient to pay the entire Class A Invested Amount no later than the Class A Expected Final Payment Date, based on the assumptions that (a) the payment rate with respect to Collections of Principal Receivables remains constant at the lowest level of such payment rate during the twelve preceding Monthly Periods (or such lower payment rate as the Servicer may select), (b) the total amount of Principal Receivables in the Trust (and the principal amount on deposit in the Special Funding Account, if any) remains constant at the level on such date of determination, (c) no Early Amortization Event with respect to any Series will subsequently occur, and (d) no additional Series (other than any Series being issued on such date of determination) will be subsequently issued. If the Accumulation Period Length is less than 12 months, the Servicer may, at its option, postpone the commencement of the Accumulation Period such that the number of months included in the Accumulation Period will equal or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Accumulation Period based on (a) the certificateholders' interest of certain other Series, if any, which are scheduled to be in their revolving periods during the Accumulation Period, (b) the sharing of Collections allocable to any

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Participation and the Transferor Interest and (c) increases in the principal payment rate, if any, occurring after the Closing Date. The length of the Accumulation Period will not be less than one month and any election to shorten the Accumulation Period will be subject to subsequent lengthening of the Accumulation Period on any subsequent Determination Date. If the commencement of the Accumulation Period is postponed, and if an Early Amortization Event occurs after the date originally scheduled as the commencement of the Accumulation Period, it is probable that Series 1998-1 Certificateholders would receive some of their principal later than if the Accumulation Period had not been postponed.

SUBORDINATION OF THE CLASS B CERTIFICATES

    The Class B Certificateholders' Interest will be subordinated to the extent necessary to fund payments with respect to the Class A Certificates. To the extent the Class B Invested Amount is reduced, the percentage of Collections of Finance Charge Receivables allocable to the Class B Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. See "--Allocation Percentages," "--Application of Collections-- Payment of Interest, Fees and Other Items," "--Application of Collections--EXCESS FINANCE CHARGE COLLECTIONS" and "--Reallocation of Cash Flows" below.

    If Available Series 1998-1 Finance Charge Collections, Excess Finance Charge Collections from other Series, if any, allocable to the Series 1998-1 Certificates and Excess Transferor Finance Charge Collections, if any, allocable to the Series 1998-1 Certificates for any Monthly Period are insufficient to pay Class A Monthly Interest and any Carryover Class A Interest on the related Distribution Date, the Class A Investor Defaulted Amount for such Monthly Period, the Class A Servicing Fee for such Monthly Period, and the Class A Percentage of the Series 1998-1 Allocation Percentage of the Adjustment Payments not made on or prior to the related Distribution Date, then Reallocated Class B Principal Collections will be applied to fund the remaining Class A Required Amount and the Class B Invested Amount will be reduced by the amount of Reallocated Class B Principal Collections so used.

    If Reallocated Class B Principal Collections available with respect to such Monthly Period are insufficient to fund the remaining Class A Required Amount, then a portion of the Class B Invested Amount equal to such insufficiency (but not in excess of the lesser of the Class A Investor Defaulted Amount for such Monthly Period and the Class B Invested Amount) will be allocated to the Class A Certificates to avoid a reduction in the Class A Invested Amount, and the Class B Invested Amount will thereafter be reimbursed and the Class B Invested Amount increased, on each Distribution Date by the amount, if any, of Finance Charge Collections for such Distribution Date allocated and available for such purpose. See "--Application of Collections--PAYMENT OF INTEREST, FEES AND OTHER ITEMS" and "--Reallocation of Cash Flows" below.

TRANSFER OF THE CLASS B CERTIFICATES

    The Class A Certificates will have the benefit of the subordination of the Class B Certificates which will be retained initially by the Transferor. The Transferor may at any time, without consent of the Class A Certificateholders, sell or transfer all or a portion of the Class B Certificates and, in connection with any such sale or transfer, enter into a supplemental agreement with the Trustee pursuant to which the Transferor may provide that the Class B Certificates will bear interest at a specified rate, set forth the amount of monthly interest due to Class B Certificateholders, provide for the payment of additional amounts with respect to any shortfall of such amount and provide for such other terms with respect to the Class B Certificates as may be specified therein, PROVIDED that in each case (i) the Transferor shall have given notice to the Trustee, the Servicer and the Rating Agencies of the proposed sale or transfer of the Class B Certificates and such supplemental agreement at least five Business Days prior to the consummation of such transfer or sale and the execution of such supplemental agreement; (ii) the Trustee shall have been notified in writing that such sale or transfer will not result in a Ratings Effect; (iii) no Early

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Amortization Event shall have occurred prior to the proposed sale or transfer or the execution of such supplemental agreement; (iv) the Transferor shall have delivered to the Trustee a certificate of an authorized officer, dated the date of such sale or transfer and the execution of such supplemental agreement, to the effect that, in the reasonable belief of the Transferor, such sale or transfer and the effectiveness of such supplemental agreement will not, based on the facts known to such officer at the time of such certification, cause an Early Amortization Event to occur with respect to any Series, including Series 1998-1; and (v) the Transferor will have delivered a Tax Opinion (as defined in the Prospectus), dated the date of such sale or transfer, with respect to such action.

DESCRIPTION OF THE CLASS B INVESTED AMOUNT

    "Class B Invested Amount" means, when used with respect to any date, an amount equal to (a) the Class B Initial Invested Amount, MINUS (b) the aggregate amount of principal payments made to Class B Certificateholders prior to such date, MINUS (c) the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates, MINUS (d) the aggregate amount of Reallocated Class B Principal Collections for which the Class B Invested Amount has been reduced for all prior Distribution Dates, PLUS (e) the sum of any reimbursed Class B Investor Charge-Offs and Reallocated Class B Principal Collections and PLUS (f) the amount of any increase in the Class B Invested Amount resulting from the issuance of Additional Certificates. The Class B Invested Amount may be reduced during the Revolving Period by distributing Collections of Principal Receivables to the Class B Certificateholders; PROVIDED that (i) such reduction will not result in a Ratings Effect and (ii) the Transferor shall have delivered to the Trustee a certificate of an authorized officer stating that the Transferor reasonably believes that such reduction will not, based on the facts known to such officer at the time of such certification, cause an Early Amortization Event to occur with respect to Series 1998-1.

    "Class B Initial Invested Amount" means the aggregate initial principal amount of the Class B Certificates, which is $122,875,817.

ALLOCATION PERCENTAGES

    Pursuant to the Pooling Agreement, the Servicer will allocate daily among the Series 1998-1 Certificateholders' Interest, the Certificateholders' Interest for all other Series of Certificates issued and outstanding, the Transferor's Interest and the interest of the holder of any Participations, all Collections of Finance Charge Receivables and Principal Receivables and the Defaulted Amount with respect to each Date of Processing (as defined in the Prospectus).

    FLOATING ALLOCATION PERCENTAGE. Collections of Finance Charge Receivables and the Defaulted Amount with respect to any Monthly Period will be allocated to the Series 1998-1 Certificateholders' Interest based on the Floating Allocation Percentage. The "Floating Allocation Percentage" means, with respect to any date of determination, the sum of the Class A Floating Allocation Percentage and Class B Floating Allocation Percentage on such date.

    "Class A Floating Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which (x) during the Revolving Period or the Accumulation Period with respect to Collections of Finance Charge Receivables and at all times with respect to Defaulted Amounts, is the Class A Adjusted Invested Amount as of the close of business on the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date) and (y) during the Early Amortization Period with respect to Collections of Finance Charge Receivables, is the Class A Adjusted Invested Amount as of the close of business on the last day of the Monthly Period immediately preceding the occurrence of an Early Amortization Event and the denominator of which is the greater of (a) the total amount of Principal Receivables in the Trust plus the amount on deposit in the Special Funding Account as of the close of business on such date and (b) when used with respect to

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Collections of Finance Charge Receivables, the sum of the numerators with respect to all Classes of all Series and Participations then outstanding used to calculate the applicable allocation percentage.

    "Class B Floating Allocation Percentage" means, with respect to any Monthly Period the percentage equivalent of a fraction, the numerator of which (x) during the Revolving Period or the Accumulation Period with respect to Collections of Finance Charge Receivables and at all times with respect to Defaulted Amounts, is the Class B Invested Amount as of the close of business on the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date) and (y) during the Early Amortization Period with respect to Collections of Finance Charge Receivables, is the Class B Invested Amount as of the close of business on the last day of the Monthly Period immediately preceding the occurrence of an Early Amortization Event and the denominator of which is the greater of (a) the total amount of Principal Receivables plus the amount on deposit in the Special Funding Account as of the close of business on such date and (b) when used with respect to Collections of Finance Charge Receivables, the sum of the numerators with respect to all Classes of all Series and Participations then outstanding used to calculate the applicable allocation percentage.

    PRINCIPAL ALLOCATION PERCENTAGE. Collections of Principal Receivables will be allocated to the Series 1998-1 Certificateholders' Interest based on the Principal Allocation Percentage. Collections of recoveries will be treated as Collections of Principal Receivables.

    "Principal Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is (a) during the Revolving Period, the Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date), (b) during the Accumulation Period, the Invested Amount as of the last day of the Revolving Period; PROVIDED that, during the Accumulation Period on the date of issuance of a new Series, at the option of the Transferor, such amount may be reduced to an amount not less than the greater of (x) the Adjusted Invested Amount on such date and (y) the amount which would result in a Principal Allocation Percentage which when multiplied by the amount of Collections of Principal Receivables for the preceding Monthly Period would equal (I) the Class A Controlled Deposit Amount for such Monthly Period plus 10% of the Class A Controlled Accumulation Amount or, if such date is on or after the Class A Expected Final Payment Date and the Class A Invested Amount has been paid in full, the Class B Invested Amount minus (II) the amount of any Available Shared Principal Collections with respect to such Monthly Period, and (c) during the Early Amortization Period, the Invested Amount as of the last day of the Revolving Period or, if less, the last numerator used to calculate the Principal Allocation Percentage in the Accumulation Period, if any, and the denominator of which is the greater of (a)(x) if only one Series is outstanding (i) during the Revolving Period, the sum of the total amount of Principal Receivables in the Trust and the principal amount on deposit in the Special Funding Account as of the last day of the immediately preceding Monthly Period and (ii) during the Accumulation Period and the Early Amortization Period, the sum of the total amount of Principal Receivables in the Trust and the principal amount on deposit in the Special Funding Account as of the last day of the Revolving Period and
(y) if more than one Series is outstanding, the sum of the total amount of Principal Receivables in the Trust and the principal amount on deposit in the Special Funding Account as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date) and (b) the sum of the numerators used to calculate the principal allocation percentages for all Series and Participations outstanding as of the date of determination; PROVIDED, FURTHER, that such calculations are subject to adjustment to give effect to additions of Additional Accounts.

    "Class B Principal Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is (a) during the Revolving Period, the Class B Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date), (b) during the Accumulation Period, the Class B Invested Amount as of the last day of the Revolving Period and (c) during the Early Amortization Period, the Class B Invested Amount as of the last day of the Revolving Period or, if less, the last numerator used to calculate the

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Class B Principal Allocation Percentage in the Accumulation Period, if any, and
the denominator of which is the greater of (a)(x) if only one Series is outstanding (i) during the Revolving Period, the sum of the total amount of Principal Receivables in the Trust and the principal amount on deposit in the Special Funding Account as of the last day of the immediately preceding Monthly Period and (ii) during the Accumulation Period and the Early Amortization Period, the sum of the total amount of Principal Receivables in the Trust and the principal amount on deposit in the Special Funding Account as of the last day of the Revolving Period and (y), if more than one Series is outstanding, the sum of the total amount of Principal Receivables in the Trust and the principal amount on deposit in the Special Funding Account as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date) and (b) the sum of the numerators used to calculate the principal allocation percentages for all Series and Participations outstanding as of the date of determination; PROVIDED, that such calculations are subject to adjustment to give effect to additions of Additional Accounts.

    As used herein, the following terms have the meanings indicated:

    "Class A Invested Amount" for any date means an amount equal to (i) the Class A Initial Invested Amount, MINUS (ii) the aggregate amount of principal payments made to the Class A Certificateholders prior to such date, MINUS (iii) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Distribution Dates prior to such date, PLUS
(iv) the amount of any increase in the Class A Invested Amount resulting from the issuance of Additional Certificates and MINUS (v) the amount of any reduction in the Class A Invested Amount as a result of the purchase by the Transferor and subsequent cancellation of Class A Certificates.

    "Class A Adjusted Invested Amount" for any Business Day means an amount equal to the Class A Invested Amount minus the aggregate principal amount on deposit in the Principal Funding Account on such Business Day.

    "Adjusted Invested Amount" for any Business Day means an amount equal to the Class A Adjusted Invested Amount on such Business Day plus the Class B Invested Amount on such Business Day.

    "Invested Amount" for any date means an amount equal to the sum of the Class A Invested Amount and the Class B Invested Amount on such date.

    "Series Invested Amount" for any date means an amount equal to the sum of the Class A Adjusted Invested Amount and the Class B Invested Amount on such date.

APPLICATION OF COLLECTIONS

    PAYMENT OF INTEREST, FEES AND OTHER ITEMS. On each Distribution Date, the Trustee shall allocate and distribute the Available Series 1998-1 Finance Charge Collections for the related Monthly Period in the following priority:

        (i) to pay Class A Monthly Interest and Carryover Class A Interest,

        (ii) to pay the Monthly Servicing Fee,

       (iii) an amount equal to the aggregate Class A Investor Defaulted Amount for such Distribution Date will be (a) during the Revolving Period, treated as Shared Principal Collections and (b) during the Amortization Period, on and prior to the date on which an amount equal to the Class A Invested Amount is paid in full or available in the Principal Funding Account for distribution to the Class A Certificateholders, deposited in the Principal Funding Account or Collection Account for payment to the Class A Certificateholders as described in "--PAYMENT OF PRINCIPAL" below,

        (iv) an amount equal to the aggregate Class B Investor Defaulted Amount for such Distribution Date will be (a) during the Revolving Period, treated as Shared Principal Collections and (b) during

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    the Amortization Period, on and prior to the date on which an amount equal to the Class A Invested Amount is paid in full or available in the Principal Funding Account for distribution to the Class A Certificateholders, deposited in the Principal Funding Account or Collection Account for payment to the Class A Certificateholders as described in "--PAYMENT OF PRINCIPAL" below, and thereafter, retained in the Collection Account for distribution to the Class B Certificateholders,

        (v) an amount equal to the Series 1998-1 Allocation Percentage of any Adjustment Payment which the Transferor is required but fails to make pursuant to the Pooling Agreement will be, (a) during the Revolving Period, treated as Shared Principal Collections, (b) during the Amortization Period, on and prior to the day on which an amount equal to the Class A Invested Amount is paid in full or deposited in the Principal Funding Account, retained in the Principal Funding Account or Collection Account for payment to the Class A Certificateholders as described in "--PAYMENT OF PRINCIPAL" below and (c) on and after the date such payment to the Class A Certificateholders or retention in the Principal Funding Account for the benefit of the Class A Certificateholders has been made, distributed to the Class B Certificateholders to the extent of the Class B Invested Amount,

        (vi) an amount equal to the unreimbursed Class A Investor Charge-Offs, if any, will be applied to reimburse Class A Investor Charge-Offs, such amount during the Revolving Period to be treated as Shared Principal Collections, and during the Amortization Period, on and prior to the day on which an amount equal to the Class A Invested Amount is paid in full or available in the Principal Funding Account for distribution to the Class A Certificateholders, to be retained in the Principal Funding Account for payment to the Class A Certificateholders or paid to the Class A Certificateholders as described in "--PAYMENT OF PRINCIPAL" below,

       (vii) an amount equal to the unreimbursed reductions in the Class B Invested Amount as a result of Class B Investor Charge-Offs and Reallocated Class B Principal Collections, if any, will be (a) during the Revolving Period, treated as Shared Principal Collections and (b) during the Amortization Period, on and prior to the date on which an amount equal to the Class A Invested Amount is paid in full or available in the Principal Funding Account for distribution to the Class A Certificateholders, deposited in the Principal Funding Account or Collection Account for payment to the Class A Certificateholders as described in "--PAYMENT OF PRINCIPAL" below, and thereafter, retained in the Collection Account for distribution to the Class B Certificateholders,

      (viii) to pay Class B Monthly Interest and Carryover Class B Interest, if any--

        (ix) on each Distribution Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account is terminated, an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount, will be deposited into the Reserve Account, and

        (x) the balance, if any, will constitute Excess Finance Charge Collections and will be allocated and distributed as described under "--EXCESS FINANCE CHARGE COLLECTIONS" below.

    "Class A Monthly Interest" means, with respect to any Distribution Date, an amount equal to one-twelfth of the product of (i) the Class A Certificate Rate and (ii) the outstanding principal balance of the Class A Certificates as of the close of business on the last day of the preceding Monthly Period; PROVIDED, HOWEVER, that with respect to the initial Distribution Date, Class A Monthly Interest will be equal to the product of (i) the Class A Certificate Rate, (ii) a fraction the numerator of which is 43 and the denominator of which is 360 and
(iii) the Class A Initial Invested Amount.

    "Class B Monthly Interest" means, initially, zero. However, the Transferor may, subsequent to the issuance of the Series 1998-1 Certificates, set an interest rate for the Class B Certificates without the consent of the Class A Certificateholders. See "--Transfer of the Class B Certificates" above.

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    "Class A Additional Interest" means, with respect to any Distribution Date, an amount equal to one-twelfth of the product of (i) the excess, if any, of Class A Monthly Interest with respect to the preceding Distribution Date over the amount available to be paid to Class A Certificateholders in respect of interest on such preceding Distribution Date and (ii) the sum of the Class A Certificate Rate and 2% per annum.

    "Class B Additional Interest" means, with respect to any Distribution Date on and after the setting of an interest rate for the Class B Certificates, an amount equal to one-twelfth of the product of (i) the excess, if any, of Class B Monthly Interest with respect to the preceding Distribution Date over the amount available to be paid to Class B Certificateholders in respect of interest on such preceding Distribution Date, if applicable, and (ii) the sum of the interest rate set for the Class B Certificates and 2% per annum.

    "Additional Interest" means, with respect to any Distribution Date, the sum of the Class A Additional Interest and Class B Additional Interest.

    "Carryover Class A Interest" means, with respect to any Distribution Date,
(a) any Class A Monthly Interest due but not paid on any previous Distribution Date plus (b) any Class A Additional Interest.

    "Carryover Class B Interest" means, with respect to any Distribution Date,
(a) any Class B Monthly Interest, if any, due but not paid on any previous Distribution Date plus (b) any Class B Additional Interest.

    "Carryover Interest" means, with respect to any Distribution Date, the sum of Carryover Class A Interest and Carryover Class B Interest.

    "Investor Defaulted Amount" means, with respect to each Distribution Date, an amount equal to the product of (a) the Floating Allocation Percentage for the related Monthly Period and (b) the Defaulted Amount for the related Monthly Period.

    "Adjustment Payment" means any payment required to be made by the Transferor into the Special Funding Account in an amount equal to the downward adjustment of any Receivable by the Servicer for which Collections have not been received and for which no charge-off has occurred which causes the Required Retained Transferor Amount to exceed the Transferor Amount (excluding the interest represented by any Supplemental Certificate). See "Description of the Certificates--Dilution" in the Prospectus.

    EXCESS FINANCE CHARGE COLLECTIONS. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Finance Charge Collections allocated to Series 1998-1 from other Series issued by the Trust in Group I FIRST to pay the Required Amount, if any, and SECOND treated as Excess Transferor Finance Charge Collections.

    Excess Finance Charge Collections from Series 1998-1 will be allocated FIRST to pay Certificateholders of other Series in Group I to the extent of any shortfalls, SECOND to pay any unpaid expenses or liabilities of the Trust and THIRD treated as Excess Transferor Finance Charge Collections.

    EXCESS TRANSFEROR FINANCE CHARGE COLLECTIONS. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Transferor Finance Charge Collections allocated to Series 1998-1 FIRST to pay the Required Amount remaining after application of Excess Finance Charge Collections and SECOND treated as Shared Transferor Principal Collections.

    PAYMENT OF PRINCIPAL. On each Distribution Date with respect to the Revolving Period, the product of (a) the Principal Allocation Percentage and (b) Collections of Principal Receivables with respect to such Distribution Date may be treated as Shared Principal Collections and applied as described below under "--Shared Principal Collections"; PROVIDED, that to the extent of a reduction of the required Class B Invested Amount during the Revolving Period, under certain circumstances, such amount may be paid to the Class B Certificateholders. See "--Description of the Class B Invested Amount" above. On each Distribution Date with respect to the Accumulation Period, Collections of Principal Receivables allocable to the Class A Certificateholders, in an amount equal to Class A Principal and not to exceed the Class A Controlled Deposit Amount will be deposited in the Principal Funding Account for distribution to the Class A Certificateholders on the Class A Expected Final Payment Date. On each Distribution Date after the Class A Expected Final Payment Date and, if earlier, following the occurrence of an Early Amortization Event, the Trustee, acting pursuant to the Servicer's instructions, will distribute the amount of funds on deposit in the Collection Account available for payment of principal to the Certificateholders in the following priority:

        (i) to the Class A Certificateholders, an amount equal to Class A Principal;

        (ii) after the Class A Invested Amount has been paid in full, to the Class B Certificateholders, an amount equal to Class B Principal; and

       (iii) an amount equal to the excess, if any, will be treated as Shared Principal Collections.

    On each Distribution Date during the Amortization Period, funds on deposit in the Special Funding Account distributable to Series 1998-1 will be applied as follows:

        (i) until the Class A Invested Amount is paid in full, to the Class A Certificateholders in an amount equal to the lesser of the Principal Shortfall for Series 1998-1 and the amount allocated with respect thereto pursuant to the Pooling Agreement; PROVIDED, HOWEVER, such amount shall not exceed the Class A Principal after subtracting therefrom other amounts to be deposited in the Collection Account with respect thereto as described below in "--Deposits in Collection Account;" and

        (ii) on and after the Distribution Date on which the Class A Invested Amount is paid in full, to the Class B Certificateholders in an amount not to exceed the Class B Invested Amount after subtracting therefrom other amounts to be deposited in the Collection Account with respect thereto as described below in "--Deposits in Collection Account."

    "Class A Principal" with respect to any Distribution Date relating to the Accumulation Period or the Early Amortization Period will equal the sum of (i) an amount equal to the product of the Principal Allocation Percentage and the aggregate amount of Collections of Principal Receivables with respect to the preceding Monthly Period, (ii) any amount on deposit in the Special Funding Account that is distributable to the Class A Certificates with respect to the preceding Monthly Period, (iii) the amount, if any, that is allocated to the Class A Certificates pursuant to clauses (iii), (iv), (v), (vi) and (vii) under "--PAYMENT OF INTEREST, FEES AND OTHER ITEMS" above (iv) the amount of Shared Principal Collections allocated to the Class A Certificates with respect to the preceding Monthly Period and (v) the amount of Shared Transferor Principal Collections allocated to the Class A Certificates with respect to the preceding Monthly Period; PROVIDED, HOWEVER, (a) with respect to any Distribution Date during the Accumulation Period, Class A Principal may not exceed the Class A Controlled Deposit Amount for such Distribution Date; (b) with respect to any Distribution Date, Class A Principal may not exceed the Class A Adjusted Invested Amount; and (c) with respect to the Series 1998-1 Termination Date, the Class A Principal shall be an amount equal to the Class A Adjusted Invested Amount.

    "Class B Principal" with respect to any Distribution Date relating to the Accumulation Period or the Early Amortization Period, on or after the Distribution Date on which the Class A Invested Amount is paid in full, will equal the lesser of: (x) the sum of (i) an amount equal to the product of the Principal Allocation Percentage of Collections of Principal Receivables (subtracting from such product the amount of Reallocated Class B Principal Collections) with respect to the preceding Monthly Period, (ii) any amount on deposit in the Special Funding Account that is distributable to the Class B Certificates with respect to the preceding Monthly Period, (iii) the amount, if any, that is allocated to the Class B Certificates pursuant to clauses (iv), (v) and (vii) under "--PAYMENT OF INTEREST, FEES AND OTHER ITEMS" above with respect to such Distribution Date, (iv) the amount of Shared Principal Collections allocated to the Class B Certificates with respect to the preceding Monthly Period, (v) the amount of Shared Transferor Principal Collections allocated to the Class B Certificates with respect to the preceding Monthly Period, and (vi) the amount, if any, of principal allocable to the Class A Certificates for the payment of Class A Principal, but remaining after distributions have been made to Class A Certificateholders and (y) the Class B Invested Amount, PROVIDED, HOWEVER, that with respect to the Series 1998-1 Termination Date, the Class B Principal shall be an amount equal to the Class B Invested Amount.

    "Class A Controlled Accumulation Amount" means for any Distribution Date with respect to the Accumulation Period, $33,333,333.34; PROVIDED that if the commencement of the Accumulation Period is postponed in the manner described in "--Postponement of Accumulation Period" (i) the Class A Controlled Accumulation Amount may be greater than the amount stated above and will be determined by the Servicer in accordance with the Pooling Agreement and (ii) the sum of the Class A Controlled Accumulation Amounts for all Distribution Dates with respect to such modified Accumulation Period shall not be less than the Class A Invested Amount; and PROVIDED, FURTHER, that such amount may be increased as a result of the issuance of Additional Certificates.

    "Class A Controlled Deposit Amount" means, with respect to any Distribution Date with respect to the Accumulation Period, an amount equal to the Class A Controlled Accumulation Amount plus the Class A Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date, if any.

    "Class A Deficit Controlled Accumulation Amount" means, on each Distribution Date with respect to the Accumulation Period, the excess, if any, of the Class A Controlled Deposit Amount for such Distribution Date over the amount distributed from the Collection Account as Class A Principal, for such Distribution Date.

    During the Revolving Period (which begins on the Closing Date and ends on the day before an Amortization Period begins), no principal payments will be made to Class A Certificateholders.

REALLOCATION OF CASH FLOWS

    With respect to each Distribution Date, on each Determination Date the Servicer will determine the Required Amount, if any, and will further determine the amount of the Class A Required Amount. "Class A Required Amount" means, with respect to each Distribution Date, an amount equal to the excess, if any, of (x) the sum of (i) Class A Monthly Interest for the related Monthly Period, and any Carryover Class A Interest with respect to amounts previously due but not paid to the Class A Certificateholders on a prior Distribution Date, (ii) the Class A Servicing Fee for the related Monthly Period, (iii) the Class A Investor Defaulted Amount and (iv) the Class A Percentage of the Series 1998-1 Allocation Percentage of the Adjustment Payments not made on or prior to the related Distribution Date over (y) the Available Series 1998-1 Finance Charge Collections plus any Excess Finance Charge Collections from other Series and Excess Transferor Finance Charge Collections allocable to Series 1998-1. "Class A Percentage" means the percentage equivalent of a fraction the numerator of which is the Class A Adjusted Invested Amount and the denominator of which is the sum of the Class A Adjusted Invested Amount and the Class B Invested Amount. If Available Series 1998-1 Finance Charge Collections and such Excess Finance Charge Collections and Excess Transferor Finance Charge Collections are insufficient to pay the Required Amount, collections of Principal Receivables allocable to the Class B Certificates for the related Monthly Period ("Reallocated Class B Principal Collections") will then be used to fund the Class A Required Amount. If Reallocated Class B Principal Collections with respect to the related Monthly Period, are insufficient to fund the Class A Required Amount for such related Monthly Period, then the Class B Invested Amount will be reduced by the amount of such excess (but not by more than the Class A Investor Defaulted Amount for such Distribution Date). If such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Defaulted Amount for such Distribution Date over the amount of reduction of the Class B Invested Amount with respect to such Distribution Date as described above, to fund the Required Amount, which will have the effect of slowing or reducing the return of principal to the Class A Certificateholders. In such case, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

DEFAULTED RECEIVABLES; INVESTOR CHARGE-OFFS

    On each Determination Date, the Servicer will calculate the Investor Defaulted Amount for the preceding Monthly Period. The term "Investor Defaulted Amount" means, for any Monthly Period, the product of the Floating Allocation Percentage with respect to such Monthly Period and the Defaulted Amount for such Monthly Period. A portion of the Investor Defaulted Amount will be allocated to the Class A Certificateholders (the "Class A Investor Defaulted Amount") on each Distribution Date in an amount equal to the product of the Class A Floating Allocation Percentage applicable during the related Monthly Period and the Defaulted Amount for such Monthly Period. A portion of the Investor Defaulted Amount will be allocated to the Class B Certificateholders (the "Class B Investor Defaulted Amount") in an amount equal to the product of the Class B Floating Allocation Percentage applicable during the related Monthly Period and the Defaulted Amount for such Monthly Period. An amount equal to the Class A Investor Defaulted Amount for each Monthly Period will be paid from the Available Series 1998-1 Finance Charge Collections, Excess Finance Charge Collections from other Series allocated to Series 1998-1 and Excess Transferor Finance Charge Collections allocated to Series 1998-1 and/or from Reallocated Class B Principal Collections for such Monthly Period, if applicable, and applied as described above in "--Application of Collections--PAYMENT OF INTEREST, FEES AND OTHER ITEMS." An amount equal to the Class B Investor Defaulted Amount for each Monthly Period will be paid from the Available Series 1998-1 Finance Charge Collections, Excess Finance Charge Collections allocated to Series 1998-1 and Excess Transferor Finance Charge Collections allocated to Series 1998-1 and applied as described above in " --Application of Collections--PAYMENT OF INTEREST, FEES AND OTHER ITEMS."

    On each Distribution Date, if the Required Amount for such Distribution Date exceeds the sum of Excess Finance Charge Collections allocable to Series 1998-1, Excess Transferor Finance Charge Collections allocable to Series 1998-1 and Reallocated Class B Principal Collections, the Class B Invested Amount will be reduced by the amount of such excess, but not by more than the Investor Defaulted Amount for such Distribution Date. If such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Investor Defaulted Amount for such Distribution Date over the amount of the reduction of the Class B Invested Amount with respect to such Distribution Date as described above (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal to the Class A Certificateholders. If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate unreimbursed Class A Investor Charge-Offs) by the amount of Available Series 1998-1 Finance Charge Collections, Excess Finance Charge Collections from other Series and Excess Transferor Finance Charge Collections in each case allocated and available for such purpose as described under "--Application of Collections--PAYMENT OF INTEREST, FEES AND OTHER ITEMS" and "--EXCESS FINANCE CHARGE COLLECTIONS."

    If on any Distribution Date, the aggregate Investor Defaulted Amount and the Series 1998-1 Allocation Percentage of unpaid Adjustment Payments for the preceding Monthly Period exceed the sum of the Available Series 1998-1 Finance Charge Collections, plus the Excess Finance Charge Collections allocable to Series 1998-1, plus the Excess Transferor Finance Charge Collections allocable to Series 1998-1 plus the amount of Reallocated Class B Principal Collections for such Distribution Date, in each case which are allocated and available to fund such amount, the Class B Invested Amount will be reduced by such excess, but not by more than the Investor Defaulted Amount for such Distribution Date (a "Class B Investor Charge-Off").

    "Series 1998-1 Allocation Percentage" means, on any date of determination, the percentage equivalent of a fraction, the numerator of which is the Series Invested Amount and the denominator of which is the sum of the invested amounts of all then outstanding Series.

DEPOSITS IN COLLECTION ACCOUNT

    During the Revolving Period, the Servicer shall, prior to the close of business on any Date of Processing, allocate (x) to the Series 1998-1 Certificateholders and deposit in the Collection Account (as defined in the Prospectus) an amount equal to the product of (i) the Floating Allocation Percentage and (ii) the aggregate amount of Collections of Finance Charge Receivables on such Date of Processing, PROVIDED, HOWEVER, that, with respect to each Monthly Period, such amount shall only be deposited until such time as the amount deposited in the Collection Account equals the sum of Class A Monthly Interest, Class B Monthly Interest, if any, Carryover Interest, if any, and the Servicing Fee if RNB is not the Servicer, due on the next Distribution Date, and
(y) to the Series 1998-1 Certificateholders an amount equal to the product of
(A) the Principal Allocation Percentage on such Date of Processing and (B) the aggregate amount of Collections of Principal Receivables on such Date of Processing and pay such amount to the holder of the Transferor Certificate; PROVIDED, HOWEVER, that such amount to be paid to the holder of the Transferor Certificate on any Date of Processing shall be first, if any other Principal Sharing Series is outstanding and in its Amortization Period, deposited in the Collection Account for application, to the extent necessary, as Shared Principal Collections on the related Distribution Date and second shall be paid to such holder only if on such Date of Processing the Transferor Amount (excluding the interest represented by any Supplemental Certificate) is greater than the Required Retained Transferor Amount (after giving effect to all Principal Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Special Funding Account to the extent necessary for the Transferor Amount (excluding the interest represented by any Supplemental Certificate) to be at least equal to the Required Retained Transferor Amount; PROVIDED, FURTHER, that such amounts will be paid to the holder of the Transferor Certificate subject to the obligation of the Transferor to make an amount equal to the Reallocated Class B Principal Collections for each Monthly Period available on the related Distribution Date for application as described in "--Reallocation of Cash Flows." The daily allocation of Collections of Finance Charge Receivables and of Principal Receivables will be made based on estimated amounts as set forth in the Pooling Agreement. On each Determination Date, with respect to the related Monthly Period, the Servicer will make any appropriate adjustments to such estimated allocation based on the actual amount of Collections of Finance Charge Receivables and Principal Receivables for such Monthly Period. A "Principal Sharing Series" means a Series that, pursuant to the Supplement therefor, is entitled to receive Shared Principal Collections.

    During the Accumulation Period, the Servicer shall, prior to the close of business on any Date of Processing, allocate (x) to the Series 1998-1 Certificateholders and deposit in the Collection Account an amount equal to the product of (A) the Floating Allocation Percentage on such Date of Processing and
(B) the aggregate amount of Collections of Finance Charge Receivables on such Date of Processing, PROVIDED, HOWEVER, that, with respect to each Monthly Period, such amount shall only be deposited until such time as the amount deposited in the Collection Account equals the sum of the amount of Class A Monthly Interest, Class B Monthly Interest, if any, and Carryover Interest, if any, and the Servicing Fee if RNB is not the Servicer, due on the next Distribution Date, and (y) prior to the payment in full of the Class A Invested Amount, to the Series 1998-1 Certificateholders and deposit in the Collection Account an amount equal to the product of (A) the Principal Allocation Percentage on such Date of Processing and (B) the aggregate amount of Collections of Principal Receivables on such Date of Processing (for any such date, a "Percentage Allocation"); PROVIDED, HOWEVER, that if the sum of such Percentage Allocations with respect to the same Monthly Period exceeds the Class A Controlled Deposit Amount for the related Distribution Date, then such excess shall be first, if any other Principal Sharing Series is outstanding and in its Amortization Period, deposited in the Collection Account for application, to the extent necessary, as Shared Principal Collections on the related Distribution Date and second shall not be treated as a

Percentage Allocation and shall be paid to the holder of the Transferor Certificate if the Transferor Amount (excluding the interest represented by any Supplemental Certificate) on such Date of Processing is greater than the Required Retained Transferor Amount (after giving effect to all Principal Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Special Funding Account. The daily allocation of Collections of Finance Charge Receivables and of Principal Receivables will be made based on estimated amounts as set forth in the Pooling Agreement. On each Determination Date, with respect to the related Monthly Period, the Servicer will make any appropriate adjustments to such estimated allocation based on the actual amount of Collections of Finance Charge Receivables and Principal Receivables for such Monthly Period.

    During the Early Amortization Period, the Servicer shall, prior to the close of business on any Date of Processing, allocate (x) to the Series 1998-1 Certificateholders and deposit in the Collection Account an amount equal to the product of (A) the Floating Allocation Percentage on such Date of Processing and
(B) the aggregate amount of Collections of Finance Charge Receivables on such Date of Processing, and (y) to the Series 1998-1 Certificateholders and deposit in the Collection Account an amount equal to the product of (A) the Principal Allocation Percentage on such Date of Processing and (B) the aggregate amount of Collections of Principal Receivables on such Date of Processing; PROVIDED, HOWEVER, that after the date on which an amount of such Collections equal to the Invested Amount has been deposited into the Collection Account for payment to the Series 1998-1 Certificateholders, the amount determined in accordance with this clause (y) shall be first, if any other Principal Sharing Series is outstanding and in its Amortization Period, deposited in the Collection Account for application, to the extent necessary, as Shared Principal Collections on the related Distribution Date and second shall be paid to the holder of the Transferor Certificate only if the Transferor Amount (excluding the interest represented by any Supplemental Certificate) on such Date of Processing is greater than the Required Retained Transferor Amount (after giving effect to all Principal Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Special Funding Account to the extent necessary for the Transferor Amount (excluding the interest represented by any Supplemental Certificate) to be at least equal to the Required Retained Transferor Amount.

    During the Revolving Period and Accumulation Period, the Servicer shall, prior to the close of business on any Transfer Date allocate to the Class A Certificateholders and deposit in the Collection Account an amount equal to the sum of (I) (A) the lesser of (1) the sum of (a) the product of (x) the Floating Allocation Percentage with respect to the preceding Monthly Period and (y) the aggregate amount of Collections of Finance Charge Receivables for the related Monthly Period, (b) the amount of Excess Finance Charge Collections allocated to Series 1998-1 for the related Monthly Period and (c) the amount of Excess Transferor Finance Charge Collections allocated to Series 1998-1 for the related Monthly Period, and (2) the aggregate of the amounts to be paid on such Distribution Date as described above in clauses (i) through (ix) in "--Application of Collections--PAYMENT OF INTEREST, FEES AND OTHER ITEMS," less
(B) the daily amounts retained in the Collection Account during such Monthly Period as described above with respect to the Revolving Period and the Accumulation Period, respectively, (II) the excess of the amount of Reallocated Class B Principal Collections over the amount of Collections of Principal Receivables retained in the Collection Account as described above with respect to the Revolving Period and Accumulation Period, (III) an amount equal to the PRO RATA portion allocable to Series 1998-1 of shortfalls in amounts payable from Collections of Finance Charge Receivables with respect to other Series in Group I, not to exceed the Excess Finance Charge Collections for the related Distribution Date, (IV) an amount equal to the amount of Shared Principal Collections to be applied for the benefit of other Principal Sharing Series from amounts that were originally allocated to Series 1998-1 not to exceed (a) during the Revolving Period, the Principal Allocation Percentage of Principal Collections for the related Monthly Period or (b) during the Accumulation Period, the Principal Allocation Percentage of Principal Collections for the related Monthly Period less the amount thereof applied to pay Class A Principal on the related Distribution Date and (V) the amount of Shared Transferor Principal Collections to be applied to make payments of Class A Principal and Class B Principal on the related Distribution Date.

    On the Closing Date, the Transferor will make a deposit to the Collection Account in the amount of $1,638,889 to be allocated to the Series 1998-1 Certificates and applied as Available Series 1998-1 Finance Charge Collections.

PRINCIPAL FUNDING ACCOUNT

    The Trustee will establish and maintain, or cause to be established and maintained, an Eligible Deposit Account for the benefit of the Class A Certificateholders, in the name of the Trustee, on behalf of the Trust, the "Principal Funding Account." During the Accumulation Period, an amount equal to Class A Principal (including the amount of any Shared Principal Collections and Shared Transferor Principal Collections comprising a part thereof) which will not exceed the Class A Controlled Deposit Amount will be deposited in the Principal Funding Account on each Distribution Date as provided above under "--Application of Collections;" provided, that if an Early Amortization Event occurs during the Accumulation Period, the amounts on deposit in the Principal Funding Account shall be paid to the Class A Certificateholders on the first Special Payment Date. All amounts deposited into the Principal Funding Account prior to the Class A Expected Final Payment Date will be invested by the Transferor (or, at the direction of the Transferor, by the Servicer or the Trustee on behalf of the Transferor) in certain Eligible Investments. On each Distribution Date, all investment income earned (net of investment losses and expenses) on amounts on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") since the preceding Distribution Date will be withdrawn from the Principal Funding Account and deposited into the Collection Account to be applied as Available Series 1998-1 Finance Charge Collections.

RESERVE ACCOUNT

    Pursuant to the Series 1998-1 Supplement, the Servicer will establish and maintain with an Eligible Institution the reserve account as a segregated trust account held for the benefit of the Certificateholders (the "Reserve Account"). The Reserve Account is established to provide additional available funds from which to make payments of interest on the Certificates during the Accumulation Period. On each Transfer Date from and after the Reserve Account Funding Date on which the Required Reserve Account Amount is greater than zero, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Finance Charge Collections allocated to the Series 1998-1 Certificates (to the extent described above under "--Application of Collections--PAYMENT OF INTEREST, FEES AND OTHER ITEMS") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the date specified by the Transferor for the commencement of the funding of the Reserve Account. The "Required Reserve Account Amount" for any Distribution Date on or after the Reserve Account Funding Date will be an amount, if any, specified by the Transferor.

    Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date) will be invested to the following Transfer Date by the Transferor (or, at the direction of the Transferor, by the Servicer or the Trustee on behalf of the Transferor) in Eligible Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit is less than the Required Reserve Account Amount) and the balance, if any, shall be deposited in the Collection Account and treated as Available Series 1998-1 Finance Charge Collections.

    On or before each Transfer Date with respect to the Accumulation Period and on the first Transfer Date with respect to the Early Amortization Period, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Collection Account and applied as Available Series 1998-1 Finance Charge Collections for such Transfer Date in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Transfer Date and (b) the Principal Funding Investment Shortfall with respect to such Transfer Date. On each Transfer Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Transfer Date) and the Required Reserve Account Amount for such Transfer Date.

    The Reserve Account will be terminated following the earliest to occur of
(a) the termination of the Trust pursuant to the Pooling Agreement, (b) the date on which the Class A Invested Amount is paid in full and (c) if the Accumulation Period has not commenced, the occurrence of an Early Amortization Event with respect to the Certificates or, if the Accumulation Period has commenced, the earlier of the first Transfer Date with respect to the Early Amortization Period and the Class A Expected Final Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be applied in accordance with the priority of payments described above under "--Application of Collections--PAYMENT OF INTEREST, FEES AND OTHER ITEMS."

SHARED PRINCIPAL COLLECTIONS

    Collections of Principal Receivables for any Monthly Period allocated to the Series 1998-1 Certificateholders' Interest will first be used to cover certain amounts described in the Series 1998-1 Supplement (including any required distributions to Certificateholders of such Series). The Servicer will determine the amount of Collections of Principal Receivables for any Monthly Period (plus certain other amounts described in the Series 1998-1 Supplement) allocated to such Series 1998-1 remaining after covering such required deposits and distributions and any similar amount remaining for any other Series plus the amount of any payment received by the Trustee from the holder of any Participation with respect to the purchase of such Participation or any increase in the principal amount of such Participation (collectively, "Shared Principal Collections"). The Servicer will allocate the Shared Principal Collections to cover any principal distributions to Certificateholders and deposits to principal funding accounts for any Series that are either scheduled or permitted and that have not been covered out of the investor principal collections and certain other amounts for such Series (collectively, "Principal Shortfalls"). If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated PRO RATA among the applicable Series, including Series 1998-1, based on the respective Principal Shortfalls of such Series. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be paid to the holder of the Transferor Certificate, PROVIDED that (a) such Shared Principal Collections will be distributed to the holder of the Transferor Certificate only to the extent that the Transferor Amount (excluding the interest represented by any Supplemental Certificate) is greater than the Required Retained Transferor Amount (see "--Deposits in Collection Account" above) and (b) in certain circumstances described in the Prospectus under "Description of the Certificates--Special Funding Account," such Shared Principal Collections will be deposited in the Special Funding Account. Shared Principal Collections permit coverage of Principal Shortfalls with respect to the Series 1998-1 Certificates by using Collections of Principal Receivables that are initially allocable to other Series and that would therefore otherwise be paid to the Transferor and in certain circumstances may allow the Accumulation Period Length to be shortened. Any such reallocation of Collections of Principal Receivables will not result in a reduction in the Invested Amount of the Series to which such Collections were initially allocated. There can be no assurance that there will be any Shared Principal Collections with respect to any Monthly Period.

SHARING OF EXCESS FINANCE CHARGE COLLECTIONS

    Any Series may be included in a Group. Series 1998-1 will be the fourth Series in Group I. Group I is currently the only Group in the Trust. Each Series in Group I will be entitled to share Excess Finance Charge Collections in the manner, and to the extent, described below with each other Series, if any, in Group I. The Series Supplement with respect to each Series will specify whether such Series will be included in a Group. Collections of Finance Charge Receivables and certain other amounts allocable to the Certificateholders' Interest of any Series that is included in Group I in excess of the amounts necessary to make required payments with respect to such Series (including payments to any related Enhancement Providers) that are payable out of Collections of Finance Charge Receivables (any such excess, the "Excess Finance Charge Collections") will be applied to cover any shortfalls with respect to amounts payable from Collections of Finance Charge Receivables allocable to any other Series included in Group I, PRO RATA based upon the amount of the shortfall, if any, with respect to each other Series in Group I. In all cases, any Excess Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Series in a Group will be treated as Excess Transferor Finance Charge Collections. While any Series offered hereby may be included in a Group, there can be no assurance that (a) any other Series will be included in such Group or
(b) there will be any Excess Finance Charge Collections with respect to such Group for any Monthly Period. Excess Finance Charge Collections permit coverage of shortfalls with respect to amounts payable from Collections of Finance Charge Receivables allocable to Series 1998-1 by using Excess Finance Charge Collections from other Series which would otherwise be paid to the Transferor.

SHARED EXCESS TRANSFEROR FINANCE CHARGE AND TRANSFEROR PRINCIPAL COLLECTIONS

    Collections of Finance Charge Receivables allocable to the Transferor's Interest in excess of the amounts necessary to make required payments with respect to any Supplemental Certificates and all other amounts otherwise payable to the Transferor with respect to Collections of Finance Charge Receivables regardless of whether such collections were initially allocated to the Transferor or any Series (the "Excess Transferor Finance Charge Collections") will be applied to cover any shortfalls (after giving effect to the application of Excess Finance Charge Collections) with respect to amounts payable from Collections of Finance Charge Receivables allocable to each Series designated in the applicable Series Supplement as being entitled to receive Excess Transferor Finance Charge Collections, PRO RATA based upon the amount of the shortfall (after giving effect to the application of Excess Finance Charge Collections), if any, with respect to each other Series designated in the applicable Series Supplement as being entitled to receive Excess Transferor Finance Charge Collections, including Series 1998-1. In all cases, any Excess Transferor Finance Charge Collections remaining after covering shortfalls with respect to all designated Series will be treated as Shared Transferor Principal Collections. Excess Transferor Finance Charge Collections permit coverage of shortfalls with respect to amounts payable from Collections of Finance Charge Receivables and Excess Finance Charge Collections allocable to Series 1998-1 by using Collections of Finance Charge Receivables which would otherwise be paid to the Transferor.

    The Servicer will determine the amount of Collections of Principal Receivables for any Monthly Period allocated to the Transferor's Interest but not due to the holder of any Supplemental Certificate and other amounts payable to the Transferor with respect to Collections of Principal Receivables, regardless of whether such Collections were initially allocated to the Transferor or any Series, plus the amount of Excess Transferor Finance Charge Collections remaining after application to amounts payable from Collections of Finance Charge Receivables (collectively, "Shared Transferor Principal Collections"). The Servicer will allocate the Shared Transferor Principal Collections to cover any Principal Shortfalls that have not been covered out of the Shared Principal Collections allocated to each Series that has been designated in the applicable Series Supplement as being entitled to receive Shared Transferor Principal Collections. If Principal Shortfalls remaining after the application of Shared Principal Collections exceed Shared Transferor Principal Collections for any Monthly Period, Shared Transferor Principal Collections will be allocated PRO RATA among each Series which in accordance with the Series Supplement for such Series is designated as being entitled to receive Shared Transferor Principal Collections, including Series 1998-1, based on the respective remaining Principal Shortfalls of such Series. To the extent that Shared Transferor Principal Collections exceed Principal Shortfalls remaining after application of Shared Principal Collections, the balance will be paid to the holder of the Transferor Certificate. Shared Transferor Principal Collections permit coverage of Principal Shortfalls with respect to the Series 1998-1 Certificates remaining after the application of Shared Principal Collections by using Collections that would have been paid to the Transferor and in certain circumstances may allow the Accumulation Period Length to be shorter. There can be no assurance that there will be any Shared Transferor Principal Collections with respect to any Monthly Period.

ISSUANCE OF ADDITIONAL CERTIFICATES

    The Series 1998-1 Supplement provides, that, from time to time during the Revolving Period, the Transferor may, subject to certain conditions described below, cause the Trustee to issue additional Class A Certificates and Class B Certificates (the "Additional Certificates," and each such issuance, an "Additional Issuance"). When issued, the Additional Certificates of each Class will be identical in all respects (except that the principal amount of such Additional Certificates may be different) to the other outstanding Certificates of that Class and will be equally and ratably entitled to the benefits of the Pooling Agreement and the Series 1998-1 Supplement without preference, priority or distinction.

    As a result of an Additional Issuance, the Class A Invested Amount and the Class B Invested Amount shall be increased PRO RATA. In addition, the Class A Controlled Accumulation Amount shall be increased proportionally to reflect the additional principal amount of Class A Certificates represented by the Additional Certificates.

    Additional Certificates may be issued only upon the satisfaction of certain conditions provided in the Series 1998-1 Supplement, including the following:
(a) on or before the fifth Business Day immediately preceding the date upon which the Additional Certificates are to be issued, the Transferor will have given the Trustee, the Servicer and the Rating Agencies notice of such issuance and the date upon which it is to occur; (b) after giving effect to the Additional Issuance, the total amount of Principal Receivables will be greater than or equal to the Required Principal Balance (as defined in the Prospectus);
(c) the Transferor shall have received written notice from each Rating Agency that such Additional Issuance will not cause a Ratings Effect; (d) the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, such Additional Issuance will not have a material adverse effect on the Class A Certificates or Class B Certificates; (e) as of the date of the Additional Issuance the amount of unreimbursed Class A Investor Charge-Offs and Class B Investor Charge-Offs, shall be zero; and (f) the Transferor will have delivered to the Trustee a Tax Opinion in connection with the Additional Issuance.

    There are no restrictions on the timing or amount of any Additional Issuance, PROVIDED that the conditions described above are met. As of the date of any Additional Issuance, the Class A Initial Invested Amount and the Class B Initial Invested Amount will be increased to reflect the aggregate face amount of the Additional Certificates of the respective Classes.

PAIRED SERIES

    The Series 1998-1 Certificates may be paired with one or more other Series (each, a "Paired Series"). Each Paired Series either will be prefunded with an initial deposit to a prefunding account in an amount up to the initial principal balance of such Paired Series and primarily from the proceeds of the sale of such Paired Series or will have a variable principal amount. Any such prefunding account will be held for the benefit of such Paired Series and not for the benefit of Series 1998-1 Certificateholders. As principal is paid with respect to the Series 1998-1 Certificates, either (i) in the case of a prefunded Paired Series, an equal amount of funds on deposit in any prefunding account for such prefunded Paired Series will be released (which funds will be distributed to the Transferor) or (ii) in the case of a Paired Series having a variable principal amount, an interest in such variable Paired Series in an equal or lesser amount may be sold by the Trust (and the proceeds thereof will be distributed to the Transferor) and, in either case, the invested amount in the Trust of such Paired Series will increase by up to a corresponding amount. Upon payment in full of the Series 1998-1 Certificates, assuming that there have been no unreimbursed charge-offs with respect to any related Paired Series, the aggregate invested amount of such related Paired Series will have been increased by an amount up to an aggregate amount equal to the Series Invested

Amount paid to the Series 1998-1 Certificateholders since the issuance of such Paired Series. The issuance of a Paired Series will be subject to the conditions described under "Description of the Certificates--New Issuances" in the Prospectus. There can be no assurance, however, that the terms of any Paired Series might not have an impact on the timing or amount of payments received by a Series 1998-1 Certificateholder. In particular, the denominator of the Principal Allocation Percentage may be increased upon the occurrence of an Early Amortization Event with respect to a Paired Series resulting in a possible reduction of the percentage of Collections of Principal Receivables allocated to Series 1998-1 if such event allowed the payment of principal at such time to the Paired Series and required reliance by Series 1998-1 on clause (b) of the denominator of the Principal Allocation Percentage for Series 1998-1. See "--Allocation Percentages--PRINCIPAL ALLOCATION PERCENTAGE." See "Risk Factors--Issuance of Additional Series; Effect on Timing or Amount of Payments to Certificateholders" in the Prospectus and "Maturity Considerations" herein and in the Prospectus.

EARLY AMORTIZATION EVENTS

    The Revolving Period will continue until the commencement of the Accumulation Period, which will continue until the Series Invested Amount shall have been paid in full or the Series 1998-1 Termination Date occurs, unless an Early Amortization Event occurs prior to such dates. An "Early Amortization Event" will occur with respect to the Series 1998-1 Certificates upon the occurrence of any of the following events:

        (a) RNB, DHCC, the Transferor or any holder of the Transferor Certificate shall fail generally to, or admit in writing its inability to, pay its debts as they become due or makes an assignment for the benefit of its creditors; or a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of RNB, DHCC, the Transferor or any holder of the Transferor Certificate in an involuntary case under any bankruptcy or similar debtor-relief law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official for any substantial part of its property, or for the winding-up or liquidation, dissolution, reorganization or readjustment of its affairs or similar relief and, if instituted against the Transferor or any holder of the Transferor Certificate, any such proceeding shall continue undismissed or unstayed and in effect, for a period of 60 consecutive days, or any of the actions sought in such proceeding shall occur; or the commencement by RNB, DHCC, the Transferor or any holder of the Transferor Certificate, of a voluntary case under any bankruptcy or similar debtor-relief law, or such entity's seeking, consenting or acquiescing to the entry of an order for relief in an involuntary case under any bankruptcy or similar debtor-relief law, or seeking, consenting or acquiescing to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official for any substantial part of its property, or any general assignment for the benefit of creditors; or RNB, DHCC, the Transferor or any holder of the Transferor Certificate shall have taken any corporate action in furtherance of any of the foregoing actions (each, an "Insolvency Event");

        (b) the failure on the part of the Transferor (i) to make any payment or deposit required to be made by the Transferor under the Pooling Agreement or the Series 1998-1 Supplement within five Business Days after the day such payment or deposit is required to be made thereunder, (ii) to perform in all material respects the Transferor's covenant not to sell, pledge, assign or transfer to any person, or grant any unpermitted lien on, any Receivable, or
    (iii) to duly observe or perform in any material respect any covenants or agreements of the Transferor set forth in the Pooling Agreement or the Series 1998-1 Supplement, which failure has a material adverse effect on the Series 1998-1 Certificateholders and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, shall have been given by the Trustee to the Transferor or by any Series 1998-1 Certificateholder to the Transferor and the Trustee;

        (c) any representation or warranty made by the Transferor in the Pooling Agreement or the Series 1998-1 Supplement (i) shall prove to have been incorrect in any material respect when made, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by any Series 1998-1 Certificateholder, and (ii) as a result of which the interests of the Series 1998-1 Certificateholders are materially and adversely affected (PROVIDED, HOWEVER, that an Early Amortization Event shall not be deemed to have occurred if the Transferor has accepted designation of the related Receivable as an Ineligible Receivable (as defined in the Prospectus) during such period in accordance with the provisions of the Pooling Agreement);

        (d) (i) a failure by DHCC or the Transferor to make an Addition within five Business Days after the Required Designation Date (as defined in the Prospectus) or (ii) the Class B Invested Amount is less than 5% of the Initial Invested Amount;

        (e) any Servicer Default (as defined in the Prospectus) shall occur which would have a material adverse effect on the Series 1998-1 Certificateholders;

        (f) the average of the Portfolio Yields for any three consecutive Monthly Periods is reduced to a rate which is less than the average of the Base Rates for such three consecutive Monthly Periods;

        (g) the Trust shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

        (h) the Transferor shall become unable for any reason to transfer Receivables to the Trust in accordance with the Pooling Agreement;

        (i) the amount on deposit in the Special Funding Account as a percentage of the sum of the aggregate amount of Principal Receivables plus the amount on deposit in the Special Funding Account shall equal or exceed 30% on the last day of three consecutive Monthly Periods; or

        (j) the Transferor Amount (excluding the interest represented by any Supplemental Certificate) is less than the Required Retained Transferor Amount.

    Upon the occurrence of any event described in subparagraph (b), (c) or (e) after the applicable grace period, if any, set forth in such subparagraphs, either the Trustee or the holders of Series 1998-1 Certificates evidencing more than 50% of the Invested Amount of Series 1998-1 Certificates by notice then given in writing to the Transferor, the Servicer and the Trustee may declare that an Early Amortization Event has occurred with respect to Series 1998-1 as of the date of such notice. Upon the occurrence of any event described in subparagraphs (a), (d), (f), (g), (h), (i) or (j), an Early Amortization Event shall occur with respect to Series 1998-1 without any notice or other action on the part of the Trustee immediately upon the occurrence of such event. The Early Amortization Period will commence on the day on which an Early Amortization Event occurs. Monthly distributions of principal to the Series 1998-1 Certificateholders will begin on the Distribution Date in the Monthly Period following the Monthly Period in which such Early Amortization Event occurs (such Distribution Date and each following Distribution Date with respect to such Series, a "Special Payment Date"). If, because of the occurrence of an Early Amortization Event, the Early Amortization Period begins earlier than the scheduled commencement of an Accumulation Period or prior to the Class A Expected Final Payment Date, the Class A Certificateholders will begin receiving distributions of principal earlier than they otherwise would have and such distributions will not be subject to the Class A Controlled Deposit Amount. As a result, the average life and maturity of the Class A Certificates may be reduced.

    For purposes of the Early Amortization Event described in clause (f) above, the terms "Base Rate" and "Portfolio Yield" will be defined as follows:

    "Base Rate" means, with respect to any Monthly Period, the sum of (i) the annualized percentage equivalent of a fraction, the numerator of which is the sum of the Class A Monthly Interest and the Class B Monthly Interest for the Interest Period beginning in such Monthly Period and the denominator of which is the Invested Amount as of the close of business on the last day of such Monthly Period and (ii) the annualized percentage equivalent of a fraction, the numerator of which is the Monthly Servicing Fee for such Monthly Period and the denominator of which is the Invested Amount as of the close of business on the last day of the preceding Monthly Period.

    "Portfolio Yield" means, for the Series 1998-1 Certificates, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is an amount equal to the sum of the aggregate amount of Available Series 1998-1 Finance Charge Collections for such Monthly Period, minus the aggregate Investor Defaulted Amount for such Monthly Period and the Series 1998-1 Allocation Percentage of any Adjustment Payments not made on or prior to the related Distribution Date, and the denominator of which is the Invested Amount as of the last day of the preceding Monthly Period.

    In addition to the consequences of an Early Amortization Event discussed above, if an Insolvency Event occurs relating to the Transferor (excluding any holder of a Supplemental Certificate) or an Early Amortization Event as described in clause (j) above occurs, pursuant to the Pooling Agreement, on the day of such event, the Transferor will immediately cease to transfer Principal Receivables to the Trust and will promptly give notice to the Trustee of such event. To the extent so provided in the applicable Series Supplement, if such event occurs while any of the Series 1995-1 Certificates remain outstanding, the relationship among the Certificateholders and the holders of the Transferor's Interest will dissolve and, in accordance with the terms of the Pooling Agreement, within fifteen days of receiving notice of such event, the Trustee will publish a notice of the occurrence of such event stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Receivables will be deposited in the Collection Account and allocated as described in the Pooling Agreement and each Series Supplement, including the Series 1998-1 Supplement. If the sum of (a) the portion of such proceeds allocated to the Certificateholders' Interest of any Series, including Series 1998-1 and (b) the proceeds of any collections of the Receivables in the Collection Account allocated to the Certificateholders' Interest of such Series is not sufficient to pay the Invested Amount of the Certificates of such Series in full, such Certificateholders may incur a loss.

    If the proceeds of any sale of the Receivables as described above allocated to the Class A Invested Amount and the proceeds of any Collections on the Receivables in the Collection Account are not sufficient to pay in full the remaining amount due on the Class A Certificates, Class A Certificateholders will suffer a corresponding loss and no such proceeds will be available to the Class B Certificateholders. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy or Receivership" in the Prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The share of the Servicing Fee allocable to the Series 1998-1 Certificateholders with respect to any Distribution Date (the "Monthly Servicing Fee") shall be equal to one-twelfth of the product of (a) 2% (the "Servicing Fee Rate") and (b) (i) the sum of the Class A Adjusted Invested Amount and the Class B Invested Amount as of the last day of the Monthly Period second preceding such Distribution Date, minus (ii) the product of the amount, if any, on deposit in the Special Funding Account as of the last day of the Monthly Period second preceding such Distribution Date and the Floating Allocation Percentage with respect to such Monthly Period; PROVIDED, HOWEVER, that with respect to the first Distribution Date, the Monthly Servicing Fee will be $560,224.

    The share of the Monthly Servicing Fee allocable to the Class A Certificateholders with respect to any Distribution Date (the "Class A Servicing Fee") shall be equal to the product of (a) the Class A Percentage and (b) the Monthly Servicing Fee; PROVIDED, HOWEVER, that with respect to the first Distribution Date, the Class A Servicing Fee will be $428,571. The share of the Monthly Servicing Fee allocable to the Class B Certificateholders with respect to any Distribution Date (the "Class B Servicing Fee") shall be equal to the product of (a) the Class B Percentage and (b) the Monthly Servicing Fee; PROVIDED, HOWEVER, that with respect to the first Distribution Date, the Class B Servicing Fee will be $131,653. "Class B Percentage" means a fraction, the numerator of which is the Class B Invested Amount and the denominator of which is the sum of the Class A Adjusted Invested Amount and the Class B Invested Amount. The remainder of the Servicing Fee shall be paid from amounts allocable to the holder of the Transferor Certificate, holders of Participations or the Certificateholders of other Series (as provided in the related Series Supplements) and in no event will the Trust, the Trustee or the Series 1998-1 Certificateholders be directly liable for the share of the Servicing Fee to be paid from amounts allocable to the holder of the Transferor Certificate, holders of Participations or the Certificateholders of any other Series. The Class A Servicing Fee and the Class B Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof as described under "--Application of Collections--PAYMENT OF INTEREST, FEES AND OTHER ITEMS" above.

RECORD DATE

    Payments on the Series 1998-1 Certificates will be made as described herein to the Series 1998-1 Certificateholders in whose names the Certificates were registered (initially expected to be Cede, as nominee of DTC) at the close of business on the last Business Day of the calendar month preceding the month in which such payment occurs (each, a "Record Date"). However, the final payment on the Series 1998-1 Certificates will be made only upon presentation and surrender of such Series 1998-1 Certificates. Distributions will be made to DTC in immediately available funds. See "Description of the Certificates--Book-Entry Registration" in the Prospectus.

DEFEASANCE

    On any date prior to the Early Amortization Period on which the following conditions have been satisfied: (i) the Transferor has deposited (x) in the Principal Funding Account, an amount equal to the outstanding principal balance of the Class A Certificates, which amount will be invested in Eligible Investments and (y) in the Reserve Account, an amount equal to or greater than the Class A Covered Amount, as estimated by the Transferor, for the period from the date of the deposit to the Principal Funding Account through the Class A Expected Final Payment Date; (ii) the Transferor has delivered to the Trustee an opinion of counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and an opinion of counsel to the effect that following such deposit none of the Trust, the Reserve Account or the Principal Funding Account will be deemed to be an association (or publicly traded partnership) taxable as a corporation; (iii) the Transferor has delivered to the Trustee a certificate of an authorized officer of the Transferor stating that the Transferor reasonably believes that such deposit and termination of its obligations will not constitute an Early Amortization Event or any event that, with the giving of notice or the lapse of time, would cause an Early Amortization Event to occur; and (iv) a Ratings Effect has not occurred; then, the Series 1998-1 Certificates will no longer be entitled to the security interest of the Trust in the Receivables and, except those set forth in clause (i) above, other Trust Assets ("Defeasance"), and the percentages applicable to the allocation to the Series 1998-1 Certificateholders of Collections of Principal Receivables, Finance Charge Receivables and Defaulted Receivables will be reduced to zero. Upon the satisfaction of the foregoing conditions, the Class B Invested Amount will be reduced to zero.

OPTIONAL TERMINATION; FINAL PAYMENT OF PRINCIPAL

    The Class A Certificates will be subject to optional repurchase by the Transferor on any Distribution Date on or after the Distribution Date on which the Class A Invested Amount is less than or equal to 10% of the Class A Initial Invested Amount. The purchase price will be equal to the Class A Invested Amount, plus accrued and unpaid interest on the unpaid principal amount of the Class A Certificates (and accrued and unpaid interest with respect to interest amounts that were due but not paid on a prior Distribution Date or Special Payment Date) through the day preceding the Distribution Date at the Class A Certificate Rate. Following any such repurchase, the Class A Certificateholders will have no further rights with respect to the Receivables. If the Transferor fails for any reason to deposit the aggregate purchase price for the Class A Certificateholders' Interest, such repurchase will not occur and payments will continue to be made to the Class A Certificateholders as described herein.

PURCHASE OF CLASS A CERTIFICATES BY THE TRANSFEROR

    The Transferor may, from time to time, but will have no obligation to, purchase Class A Certificates on the secondary market in accordance with applicable law and may request the Trustee to cancel such Class A Certificates and reduce the Class A Invested Amount by a corresponding amount.

SERIES TERMINATION

    If on the Distribution Date that is two months prior to the Series 1998-1 Termination Date, the Invested Amount (after giving effect to all changes therein on such date) exceeds zero, the Servicer will, within the 40-day period beginning on such date, solicit bids for the sale of certain Principal Receivables (or, if certain tax opinions are obtained, interests in Principal Receivables), together in each case with the related Finance Charge Receivables, in an amount equal to 110% of the Invested Amount on such Series 1998-1 Termination Date (after giving effect to all deposits and distributions required to be made on the Series 1998-1 Termination Date). The Transferor will be entitled to participate in, and to receive notice of each bid submitted in connection with, such bidding process. Upon the expiration of such 40-day period, the Trustee will determine (a) which bid is the highest cash purchase offer (the "Highest Bid") and (b) the amount (the "Available Final Distribution Amount") which otherwise would be available in the Collection Account on the Series 1998-1 Termination Date for distribution to the Series 1998-1 Certificateholders. The Servicer will sell such Receivables on the Series 1998-1 Termination Date to the bidder who provided the Highest Bid and will deposit the proceeds of such sale in the Collection Account for allocation (together with the Available Final Distribution Amount) to the Series 1998-1 Certificateholders' Interest. If the proceeds of such sale, together with the Available Final Distribution Amount, are less than the Invested Amount plus accrued and unpaid interest on the Series 1998-1 Certificates, the Series 1998-1 Certificateholders will incur a loss.